AMENDMENT NO. 1 TO
                               TERM LOAN AGREEMENT
                               -------------------


         THIS AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this "Amendment"), dated as of May 31, 2000, is entered into by and between SVI HOLDINGS, INC., a Nevada corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Lender"), with reference to the following facts:


                                    RECITALS

         A. Borrower and Lender are parties to that certain Term Loan Agreement, dated as of June 3, 1999 (the "Loan Agreement"), pursuant to which Lender has provided Borrower with the term loan financing described therein.

         B. Borrower and Lender wish to amend the Loan Agreement as set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. DEFINED TERMS. All initially capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Loan Agreement.

         2. AMENDMENT TO DEFINITION OF "APPLICABLE ALTERNATE BASE RATE MARGIN".
Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Applicable Alternate Base Rate Margin" shall read in full as follows:

                  "'APPLICABLE ALTERNATE BASE RATE MARGIN' means, effective as of May 1, 2000, 1.25% (125 basis points)."

         3. AMENDMENT TO DEFINITION OF "APPLICABLE EURODOLLAR RATE MARGIN".
Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Applicable Eurodollar Rate Margin" shall read in full as follows:

                  "'APPLICABLE EURODOLLAR RATE MARGIN' means, effective May 1, 2000, 3.75% (375 basis points)."

         4. AMENDMENT TO DEFINITION OF "LOANS". Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Loans" shall read in full as follows:

                  "'LOANS' means, collectively, each Revolving Loan, Term Loan A and Term Loan B, and 'Loan' means any of the Revolving Loans, Term Loan A or Term Loan B, individually."

         5. AMENDMENT TO DEFINITION OF "NOTES". Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Notes" shall read in full as follows:

                  "'NOTES' means, collectively, the Revolving Note, the Term Loan A Note and the Term Loan B Note, and `Note' means any of the Revolving Note, the Term Loan A Note or the Term Loan B Note, individually."

         6. AMENDMENT TO DEFINITION OF "TERM LOAN A MATURITY DATE". Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Term Loan A Maturity Date" shall read in full as follows:

                  "'TERM LOAN A MATURITY DATE' means, in respect of Term Loan A, the maturity date of such Loan, which is June 1, 2000."

         7. ADDITION OF DEFINITIONS FOR NEW REVOLVING LOAN FACILITY. Section 1. 1 of the Loan Agreement is hereby amended by adding therein new definitions of "Account Debtor", "Accounts", "Amendment Date", "ARS", "Borrowing Base", "Borrowing Base Certificate", "Borrowing Base Parties", "Eligible Accounts", "Revolving Commitment", "Revolving Loan", "Revolving Loan Maturity Date", "Revolving Note" and "UCC" as follows:

                  "ACCOUNT DEBTOR" means any Person who is obligated under an Account.

         "ACCOUNTS" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by "chattel paper," "documents" or "instruments" (as such terms are defined in the UCC, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "AMENDMENT DATE" means May 31, 2000.

                  "ARS" means Applied Retail Solutions, Inc., a Delaware corporation.

                  "BORROWING BASE" means, as of any date of determination, subject to Section 2.5, an amount determined by Lender with reference to the most recent Borrowing Base Certificate to be equal to the sum of

                  (1) the LESSER OF (i) 80% of the aggregate book value of ARS' then existing Eligible Accounts, as determined by Lender and (ii) $750,000; PLUS

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

                  (a) the LESSER OF (i) 80% of the aggregate book value of Island Pacific's then existing Eligible Accounts, as determined by Lender and (ii) $2,500,000.

PROVIDED, HOWEVER, that if on such date the most recent Borrowing Base Certificate is of a date more than 60 days from such date, the Borrowing Base shall mean such amount as may be deter-mined by Lender in the exercise of its sole judgment.

                  "BORROWING BASE CERTIFICATE" means a Borrowing Base Certificate in the form of Exhibit J, properly completed and executed by a Senior Officer of Borrower.

                  "BORROWING BASE PARTIES" means, collectively, ARS and Island Pacific.

                  "ELIGIBLE ACCOUNT" means, as of any date of determination, and with respect to any Borrowing Base Party, an Account of such Borrowing Base
Party:

                  (b) that is due and payable within 90 days following its original invoice date and 60 days following its due date;

                  (c) that conforms to all of the representations and warranties applicable to Accounts set forth in this Agreement or any other Loan Document;

                  (d) (i) that arises from the sale of goods of, or the performance of services by, such Borrowing Base Party in the ordinary course of its business, (ii) that is subject to a valid, perfected and continuing first priority Lien in favor of Lender, and is owned by such Borrowing Base Party free and clear of any rights, claims, Liens or other interests of any Person, OTHER THAN Liens in favor of Lender, and (iii) with respect to which an invoice, in form and substance acceptable to Lender, has been sent to the applicable Account Debtor;

                  (e) that (i) is a bona fide, valid and enforceable obligation of the applicable Account Debtor upon which the applicable Borrowing Base Party's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever and (ii) does not arise with respect to goods that are placed on consignment, guaranteed sale, sale or return or sale on approval or delivered on a bill-and-hold or cash-on-delivery basis or upon other terms by reason of which payment by the applicable Account Debtor is or may be conditional;

                  (f) with respect to which the applicable Account Debtor has not asserted any defense, counterclaim, set-off or dispute, and such Account is not a "contra" Account;

                  (g) with respect to which the applicable Account Debtor is not
(i) a Federal, state or local governmental entity or agency, unless Lender, in its sole discretion, has agreed to the contrary in writing and such Borrowing Base Party, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect with respect thereto, (ii) an Affiliate, a Subsidiary, or an employee of such Borrowing Base Party, and (iii) located outside the United States, unless such Account is supported by a letter of credit assigned to Lender, in form and substance, and issued by an institution, satisfactory to Lender in Lender's sole discretion;

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

                  (h) with respect to which the applicable Account Debtor has not: (i) commenced or been the subject of a case or proceeding under any Debtor Relief Law; (ii) made a general assignment for the benefit of creditors; (iii) failed to pay its debts generally as they come due, suspended business or become insolvent; or (iv) consented to or suffered the appointment of a receiver, trustee, liquidator or custodian for it or for all or a significant portion of its assets or affairs;

                  (i) the collection of which, in Lender's sole discretion, is not doubtful by reason of the applicable Account Debtor's financial condition or otherwise;

                  (j) that is not evidenced by any chattel paper, instrument or judgment;

                  (k) to the extent that the total unpaid amount of such Account, when added together with all other Accounts due to such Borrowing Base Party from the applicable Account Debtor, does not exceed fifteen percent (15%) of all Accounts of such Borrowing Base Party;

                  (l) that is payable only in Dollars;

                  (m) that is not in default (an Account shall be deemed to be in default under this clause (1) if (i) such Account is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date or (ii) such Account is an obligation of an Account Debtor with respect to which more than 25% of all Accounts due to such Borrowing Base Party from such Account Debtor are not otherwise eligible under the other criteria set forth in this definition); and

                  (n) that is otherwise acceptable to Lender in its sole discretion.

                  "REVOLVING COMMITMENT" means $3,250,000.

                  "REVOLVING COMMITMENT MATURITY DATE" means July 3, 2000.

                  "REVOLVING LOAN" has the meaning given such term in Section 2. 1A.

                  "REVOLVING NOTE" means the Revolving Note in the original principal amount of $3,250,000 executed by Borrower to the order of Lender, substantially in the form of EXHIBIT K, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                  "UCC" means the Uniform Commercial Code as the same may from time to time be enacted and in effect in the State of California; provided that, in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction OTHER THAN the State of California, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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

         8. ADDITION OF REVOLVING FACILITY. Article 2 of the Loan Agreement is hereby amended as follows:

                  (1) TITLE. The title of Article 2 is amended to read in full as follows:

"LOANS".

                  (2) SECTION 2.1(A). Section 2.1(A) of the Loan Agreement is hereby amended to read in full as follows:

                           "(a) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Lender shall make Term Loan A and Term Loan B to Borrower. Lender shall credit the proceeds of Term Loan A and Term Loan B on the Closing Date in immediately available funds to the Designated Deposit Account. Amounts repaid under Term Loan A and Term Loan B may not be reborrowed."

                  (3) SECTION 2.l (d). Section 2.1(d) of the Loan Agreement is hereby amended to read in full as follows:

                           "(d) Term Loan A shall be evidenced by the Term Loan A Note, Term Loan B shall be evidenced by the Term Loan B Note, and the Revolving Loans shall be evidenced by the Revolving Note."

         (4) SECTION 2.1a. The following new Section 2.1a is added immediately following Section 2.1 of the Loan Agreement:

                           "2.1A. REVOLVING LOANS. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Amendment Date through the Revolving Commitment Maturity Date, Lender shall make loans to Borrower under the Revolving Commitment (each, a "Revolving Loan") in such amounts as Borrower may request provided that, after giving effect to such Revolving Loans, the aggregate principal amount outstanding under the Revolving Note does not exceed the LESSER OF (a) the then applicable Borrowing Base and (b) the then applicable Revolving Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Revolving Commitment without premium or penalty."

         (5) SECTIONS 2.4, 2.5 AND 2.6. The following new Sections 2.4, 2.5 and
2.6 are added immediately following Section 2.3 of the Loan Agreement:

                           "2.4 VOLUNTARY REDUCTION OF REVOLVING COMMITMENT. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least five (5) Banking Days' prior written notice by a Responsible Official of Borrower to Lender, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $50,000 but not less than $250,000, or to terminate, all or a portion of the then undisbursed portion of the Revolving Commitment.

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

                           2.5 OPTIONAL TERMINATION OF REVOLVING COMMITMENT, TERM LOAN A AND TERM LOAN B. Following the occurrence of a Change in Control, Lender may in its sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the LATER OF (a) such occurrence or (b) THE EARLIER OF (i) receipt of Borrower's written notice to Lender of such occurrence or (ii) if no such notice has been received by Lender, the date upon which Lender has actual knowledge thereof, to terminate the Revolving Commitment, Term Loan A and Term Loan B, in which case the Revolving Commitment, Term Loan A and Term Loan B shall be terminated, and all outstanding Loans shall be repaid, effective on the date which is thirty (30) days subsequent to written notice from Lender to Borrower thereof.

                           2.6 DETERMINATION OF BORROWING BASE. Borrower acknowledges that the 80% advance rate against Eligible Accounts of each Borrowing Base Party was established by Lender with the understanding that, among other things, each Borrowing Base Party anticipates that the aggregate amount of all returns, rebates, discounts, credits and allowances for any six-month period at all times shall be less than 5% of such Borrowing Base Party's gross sales for such period. If such dilution of the Borrowing Base Parties' Accounts for any six-month period at any time exceeds 5% of the applicable Borrowing Base Party's gross sales for such period, or if there at any time exists any other matter, event, condition or contingency that Lender reasonably believes is likely to affect payment of any portion of the Borrowing Base Parties' Accounts, Lender may reduce such advance rate to reflect such additional dilution and/or to establish additional reserves against the Borrowing Base Parties' Eligible Accounts and, therefore, the Borrowing Base."

         9. AMENDMENT TO PAYMENTS OF PRINCIPAL AND INTEREST. Section 3.1(e) is hereby amended by adding the following sentence to such section at the end of such section:

                  "If not sooner paid, the principal Indebtedness evidenced by the Revolving Note shall be payable as follows: (a) the amount, if any, by which the principal Indebtedness evidenced by the Revolving Note at any time exceeds the LESSER OF (i) the then applicable Borrowing Base and (ii) the then applicable Revolving Commitment, shall be payable immediately, and (b) the principal Indebtedness evidenced by the Revolving Note shall in any event be payable on the Revolving Commitment Maturity Date."

         10. AMENDMENT TO MANDATORY PREPAYMENTS. The last sentence of Section 3.1(f) is hereby amended to read in full as follows:

                  "Any prepayment of the Notes under this Subsection shall be applied to principal coming due in reverse order of maturity first to the Term Loan A Note and second to the Term Loan B
                  Note in accordance with the respective principal balances then outstanding thereunder, with any excess applied to the then outstanding principal balance of the Revolving Note up to an amount sufficient to repay such outstanding principal balance in its entirety."

         11. AMENDMENT TO USE OF PROCEEDS PROVISION. Section 5.9 of the Loan Agreement is hereby amended to read in full as follows:

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

                           USE OF PROCEEDS. Use the proceeds of Term Loan A and Term Loan B to consummate the Island Pacific Acquisition. Use the proceeds of the Revolving Loans for working capital and general corporation purposes of Borrower."

         12. AMENDMENT TO INFORMATION AND REPORTING REQUIREMENTS. Article 7 of the Loan Agreement is hereby amended as follows:

                  (a) SECTION 7.1(a). Section 7.1(a) of the Loan Agreement is hereby amended to read in full as follows:

                           "(a) As soon as practicable, and in any event within 30 days after the end of each fiscal month of Borrower consisting of a calendar month ending on the last day of that month (each, a "Fiscal Month")(other than the twelfth Fiscal Month in any Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Month and the consolidated and consolidating statements of operations and cash flows for such Fiscal Month, and the portion of the Fiscal Year ended with such Fiscal Month, all in reasonable detail. Such financial statements shall be certified by the chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such period, subject only to normal year-end accruals and audit adjustments."

                  (b) SECTION 7.1.(c). The following new Section 7.1(c) is added immediately following Section 7.1(b) of the Loan Agreement, and the existing
Section 7.1(c) and all subsequent subsections of Section 7.1 of the Loan Agreement are renumbered accordingly:

                           "(c) As soon as practicable, and in any event within 30 days after the end of each Fiscal Month, a Borrowing Base Certificate as of the end of such Fiscal Month, certified by a Senior Officer of Borrower, together with (i) an aging of Accounts of the Borrowing Base Parties and accounts payable of the Borrowing Base Parties and (ii) a reconciliation of Accounts of the Borrowing Base Parties, in each case in a form acceptable to Lender."

         13. AMENDMENT TO TERM LOAN A REFINANCE PROVISIONS. Section 8.2 of the Loan Agreement is hereby amended to read in full as follows:

                  "8.2 INTENTIONALLY OMITTED."

         14. AMENDMENT TO EVENTS OF DEFAULT PROVISION. Section 9.1(d) of the Loan Agreement is hereby amended by replacing the reference therein to "SECTION 2.1(g)" with a reference to "SECTION 7.1(h)".

         15. AMENDMENT TO ASSIGNMENT PROVISION. Section 11.8(b)(v)(A) is amended to read in full as follows: "extend the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Revolving Commitment Maturity Date or any other date upon which any payment of money is due to Lender."

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

         16. AMENDMENT TO EXHIBIT B TO THE LOAN AGREEMENT. EXHIBIT B to the Loan Agreement is revised as necessary to reflect the revisions to the Loan Agreement effected by this Amendment.

         17. AMENDMENT TO EXHIBIT E TO THE LOAN AGREEMENT. EXHIBIT E to the Loan Agreement is revised as necessary to reflect the revisions to the Loan Agreement effected by this Amendment.

         18. ADDITION OF FORM OF BORROWING BASE CERTIFICATE. EXHIBIT J attached hereto as ANNEX 1 is added to the Loan Agreement as EXHIBIT J (Borrowing Base Certificate).

         19. ADDITION OF FORM OF REVOLVING NOTE. Exhibit attached hereto as ANNEX 2 is added to the Loan Agreement as EXHIBIT K (Revolving Note).

         20. TERMINATION OF CERTAIN CREDIT FACILITIES. Reference is made to the credit facilities provided by Lender to ARS pursuant to the Business Loan Agreement dated as of August 24, 1999 between ARS and Lender and the related loan documents (collectively, the "ARS Loan Documents") and the credit facilities provided by Lender to Island Pacific pursuant to the Business Loan Agreement dated as of June 10, 1999 between Island Pacific and Lender and the related loan documents (collectively, the "Island Pacific Loan Documents"). Lender, and by their consent to this Amendment, ARS and Island Pacific, hereby agree that the ARS Loan Documents and the Island Pacific Loan Documents are each terminated as of the date hereof and shall no longer be of force or effect. Each of ARS and Island Pacific surrenders its commitments under the ARS Loan Documents or the Island Pacific Loan Documents, as applicable, and specifically agrees that it has no further rights thereunder.

         21. AMENDMENT FEE. In consideration of the accommodations provided to Borrower pursuant to this Amendment, Borrower shall pay to Lender an amendment fee in the amount of $75,000 (the "Amendment Fee"). Borrower hereby acknowledges and agrees that Lender may effect payment of the Amendment Fee by charging the full amount of the Amendment Fee to Borrower's Revolving Loan account on the effective date of this Amendment.

         22. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions:

                  (a) EXECUTION AND DELIVERY OF THIS AMENDMENT BY BORROWER. Lender shall have received an original of this Amendment, duly executed by Borrower;

                  (b) EXECUTION AND DELIVERY OF THE REVOLVING NOTE BY BORROWER. Lender shall have received an original of the Revolving Note, duly executed by Borrower;

                  (c) EXECUTION AND DELIVERY OF BORROWING BASE CERTIFICATE. Lender shall have received an original Borrowing Base Certificate, properly completed as of May 31, 2000 and duly executed by a Senior Officer of Borrower;

                  (d) WRITTEN CONSENT OF ARS AND ISLAND PACIFIC. Lender shall have received an original written consent of ARS and Island Pacific in the form of Annex 3 to this Amendment; and

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

                  (e) AMENDMENT FEE. Lender shall have received the Amendment Fee as provided in Section 21 of this Amendment.

         23. AUTHORIZATION DOCUMENTS. Borrower agrees to deliver to Lender, within 10 days of the date of this Amendment, each property executed by an authorized officer of each party thereto, and each in form and substance satisfactory to Lender, with respect to each of Borrower, ARS and Island Pacific, a certificate of corporate resolutions authorizing Borrower to enter into this Amendment and authorizing each of ARS and Island Pacific to guarantee the obligations of Borrower with respect to the Loan Agreement, as amended hereby.

         24. OTHERWISE NOT AFFECTED. Except as expressly amended hereby, the Loan Agreement shall remain unaltered and in full force and effect.

         25. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized officers as of the date first set forth above.

                                         BORROWER:

                                         SVI HOLDINGS, INC.,
                                         a Nevada corporation


                                         By /s/ David L. Reese
                                            -----------------------------------

                                         Title: C.F.O.
                                                -------------------------------



                                         LENDER:

                                         UNION BANK OF CALIFORNIA, N.A.,
                                         a national banking association


                                         By /s/ Douglas S. Lambell
                                            -----------------------------------
                                             Douglas S. Lambell, Vice President



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